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                                                                     EXHIBIT 5.1


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                                        FIRM / AFFILIATE OFFICES
LATHAM & WATKINS LLP                    Boston        New Jersey
                                        Brussels      New York
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  March 16, 2004                        Hamburg       Paris
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                                        London        San Francisco
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                                        Moscow        Tokyo
                                                      Washington, D.C.

                                        File No. 036935-0000


LifePoint, Inc.
1205 South Dupont Street
Ontario, California 91761

Re:      Form S-8 Registration Statement
         -------------------------------

Ladies and Gentlemen:

                  In connection with the registration by LifePoint, Inc., a Delaware corporation (the "Company"), of an aggregate of 9,932,190 shares of common stock of the Company, $0.001 par value per share (the "Shares"), to be issued pursuant to The 2003 Incentive Award Plan of LifePoint, Inc. (the "Plan"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 16, 2004 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

                  Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.

                  We consent to your filing this opinion as an exhibit to the Registration Statement.



                                                       Very truly yours,

                                                       /s/ LATHAM & WATKINS LLP